UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2012

GTSI Corp.

Incorporated in Delaware

Commission File No. 1-34871

I.R.S. Employer Identification No. 54-1248422

2553 Dulles View Drive, #100

Herndon, Virginia 20171-5219

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 7, 2012, GTSI Corp. (the “Company” or “GTSI” ) announced the execution of an Agreement and Plan of Merger among GTSI and UNICOM SUB ONE, INC (“Merger Sub”) and UNICOM Systems, Inc. (collectively with Merger Sub, “UNICOM”) pursuant to which Merger Sub commenced a cash tender offer (the “Offer”) on May 18, 2012 for all the issued and outstanding shares of common stock, $0.005 par value per share, of the Company (the “Company Common Stock”) at a price per share equal to $7.75, subject to applicable tax withholding, (such amount or any greater amount per share paid pursuant to the Offer, the “Offer Price”). Subject to the terms and conditions of the Merger Agreement, following the consummation of the Offer, Merger Sub shall merge with and into the Company, with the Company surviving the merger as a wholly-owned Subsidiary of UNICOM (the “Merger”), pursuant to which each outstanding share of Company Common Stock shall be converted into the right to receive the Offer Price, except for certain shares of Company Common Stock to be canceled pursuant to the terms of the Merger Agreement. On May 30, 2012, the Company filed Amendment No. 1 to Schedule 14D-9 to include information regarding a class action complaint that was filed in the Court of Chancery of the State of Delaware, captioned Mark Oppenheim v. GTSI Corp. et al., Case No. 7574-, by purported stockholders of the Company, in connection with the Offer and the Merger. On June 11, 2012, the Company issued a press release announcing the expiration of the go-shop period and an agreement in principle to settle such class action complaint. The press release is furnished with this Current Report as Exhibit 99.1.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Additional Information

The tender offer for the outstanding shares of GTSI commenced on May 18, 2012. This announcement is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of GTSI. UNICOM filed a tender offer statement on Schedule TO with the Securities and Exchange Commission on May 18, 2012, and GTSI filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer on the same date. Investors and GTSI stockholders are strongly advised to carefully read the tender offer statement (including the offer to purchase, the letter of transmittal and the related tender offer documents) and the related solicitation/recommendation statement, as they contain important information, including the various terms of, and conditions to, the tender offer. Such materials are made available to GTSI’s stockholders at no expense to them. In addition, GTSI stockholders may obtain these documents for free from the Securities and Exchange Commission’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by GTSI Corp., dated June 11, 2012 announcing the expiration of the go-shop period and agreement in principle to settle the class action lawsuit in connection with the proposed transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By:	/s/ Peter Whitfield
Peter Whitfield Chief Financial Officer

Date: June 11, 2012